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                                                                   EXHIBIT 10.12

                              AFFILIATE AGREEMENT

This agreement is entered into as of _____________________, 2002, by and between Nara Bank, N.A. ("Bank") and Nara Bancorp, Inc., ("Affiliate"), with respect to the following facts.

        A.  The Bank and Affiliate are affiliated entities.

        B. From time to time, Bank may request goods and/or services from Affiliate or may seek the services of certain of its employees. Bank may also provide goods, services or employees to Affiliate.

        C. It is the intention of the parties that this agreement be interpreted and implemented in a manner which complies with applicable federal law, including Sections 23A and 23B of the Federal Reserve Act.

        D. The parties may incorporate the terms of this agreement from time to time in connection with other agreements and transactions they conduct with each other.

Bank and Affiliate agree as follows:

1. SHARED EMPLOYEES. From time to time, one party (the "Primary Employer") may lend one or more of its employees to the other party for specific projects or for unspecified services. These "Shared Employees" will remain employees on the books of the Primary Employer at all times and will work for the other party only for the number of hours (or percentage of their normal working time) as the parties may agree. Any significant change in the agreed upon workload of a Shared Employee must be approved in writing by the Primary Employer.

      Neither party makes any representation or warranty to the other party regarding Shared Employees. Each party acknowledges that it has done or will do an independent review of the background and qualifications of each Shared Employee for the work it wishes the Shared Employee to perform. The Primary Employer assumes no responsibility for any loss incurred by the other party as a result of the actions or omissions of Shared Employees while in the service of the other party.

      Either party may terminate this agreement with respect to one or more Shared Employees, with or without cause, by giving the other party ten days' prior written notice. Any party may terminate this agreement immediately with respect to a particular Shared Employee who is believed to have violated either party's Code of Conduct, any law or regulation.

2. SUPERVISION OF SHARED EMPLOYEES. Shared Employees will be under the direct supervision of the Primary Employer for all work performed for that employer, and shall be under the direct supervision of the other party when performing work for the other party. The Primary Employer will not direct the work of a Shared Employee while the Shared Employee is acting on behalf of the other party.


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      The Primary Employer will have the right to terminate, suspend or otherwise change its employment terms with any Shared Employee. The Primary Employer will notify the other party of any change in the employment status or compensation of any Shared Employee which might materially affect the other party's use of the Shared Employee, or its rights, responsibilities or reasonable expectations under this agreement.

      No party, other than the Primary Employer, is authorized to make any representation regarding the employment status of the Shares Employee. Neither party shall enter into any agreement with, or make promises to, Shared Employees on behalf of the other party without its prior written consent.

      Each party will be solely responsible for monitoring the activities of Shared Employees while they are performing its work. Neither party will direct Shared Employees to take any action for or in the name of the other party. Shared Employees who deal with third parties will be directed by the parties to clearly disclose on whose behalf they are acting. Whenever possible, the Primary Employer's stationery shall be used by Shared Employees for its correspondence, and the other party's stationery shall be used for its correspondence. In order to maintain the confidentiality of proprietary and/or privileged information, the parties will instruct Shared Employees not to commingle Bank and Affiliate files, or to place one party's correspondence or documentation in the general records of the other party.

      Neither party will direct Shared Employees to work for third parties without the Primary Employer's prior written consent. Unless the Primary Employer agrees in writing, the other party shall not offer employment to a Shared Employee until one year following the termination of the Shared Employee's employment with the Primary Employer.

3. FEES FOR SHARED EMPLOYEES. The Primary Employer shall be entitled to a monthly fee ("Monthly Fee") for the use of its Shared Employees by the other party. The Primary Employer shall be solely responsible for the payment of any compensation and benefits to Shared Employees. No fee will be paid to Shared Employees by the other party without the Primary Employer's written consent.

      The Monthly Fee will be equal to the monthly costs (including all base salaries, bonuses, retirement contributions, fringe benefits, social security taxes, unemployment insurance premiums, accrued vacation rights, and all other costs associated with such employees) multiplied by the percentage of each Shared Employee's total working time that is devoted to the rendering of services to the other party under this agreement (the "Percentage").

      The parties will mutually agree on the initial Percentage for each Shared Employee. That Percentage and the Monthly Fee will be adjusted annually (or more frequently, as necessary) to reflect the actual percentage of time spent by Shared Employees on work for the other party.

      Either party may survey Shared Employees from time to time to determine whether the Percentage for any Shared Employee should be adjusted. The results of any survey


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      favoring an adjustment shall be presented to other party in writing. The other party will then have 30 days to review the survey and to provide written comments. Unless the parties disagree on the proposed new Percentage, the new Percentage shall become effective on the date the other party receives the survey results.

      The parties acknowledge that issues regarding the calculation of the appropriate Monthly Fee for individual Shared Employees are likely to arise which are not addressed by this section. If that occurs, the parties will work with each other in good faith to establish an appropriate methodology for determining the Monthly Fee for such employees. In doing so, the parties will be guided by the general principles reflected in
      Section 19 of this agreement.

4. OUT-OF-POCKET EXPENSES. Each party agrees to reimburse the other party promptly for all reasonable out-of-pocket expenses (e.g., phone, secretarial service, office space, postage, etc.) the other party incurs on its behalf while rendering services in accordance with this agreement. Unless otherwise agreed by the parties, neither party shall be obligated to advance funds to cover any cost incurred by Shared Employees on behalf of the other party.

5. PAYMENT OF FEES. Bank and Affiliate agree to pay any amounts owing under this agreement on the first day of each calendar month (or, if that day is on a weekend or bank holiday, then the next following business day). Bank is authorized to charge Affiliate's account with Bank for any fees owed to Bank under this agreement.

6. PERFORMANCE STANDARDS. Whenever one party performs services for the other party, its level of performance, including timeliness and accuracy, shall meet or exceed the general industry standards for such service and the level at which it provides comparable services on its own behalf. In performing services, each party shall abide by the policies and procedures agreed upon in advance by the parties.

7. CONFIDENTIALITY AND DATA OWNERSHIP. Unless otherwise agreed upon in writing, neither party will convey or obtain any right in the programs, systems, data, proprietary information or materials (including any confidential customer information or customer lists) that are utilized or provided by the other party in connection with any service under this agreement. Each party will take reasonable steps to protect the security and confidentiality of such information, and will use such information only for the purposes contemplated by this agreement. Neither party will disclose such information to employees who do not have a need to know such information for the performance of this agreement.

      This provision shall not apply to information that: (a) was known by the receiving party prior to its disclosure by the other party; (b) becomes generally available to the public other than as a result of a breach of this agreement; or (c) becomes lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to the other party.


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8.    REGULATION. The parties understand that the performance of this agreement may be subject to regulation and examination by federal and state regulatory agencies. Each party agrees to submit to the examination of such agencies and to furnish such reports as are required by law. Each party will notify the other party promptly of any governmental examination or request for information related to this agreement, unless such notice is prohibited by law.

9. INDEMNIFICATION. Each party will indemnify, defend and hold the other party and its directors, officers, employees and agents ("Indemnified Parties") harmless from and against all claims, actions, damages, losses, penalties, costs, attorney's fees and liabilities ("Losses") that are caused by or result from: (a) the indemnifying party's gross negligence or willful act or omission in connection with this agreement or its services;
      (b) any act or omission of the Indemnified Parties taken or omitted at the express direction of the indemnifying party, except to the extent the Loss is due to the willful misconduct, negligence, or violation of law by the Indemnified Parties; or (c) the indemnifying party's violation of any law or regulation.

      Each party acknowledges that the compensation for this agreement was negotiated in contemplation of the foregoing indemnification and the other limitations on liability set forth in this agreement.

10. NOTICES. Any written notice required or permitted to be given by this agreement shall be mailed or delivered to the other party at the following address, or such other address as the party may designate in writing:

        If to the Bank:
                             -------------------------------

                             -------------------------------

                             -------------------------------

                             Attention:
                                       ---------------------

        If to the Affiliate:
                             -------------------------------

                             -------------------------------

                             -------------------------------

                             Attention:
                                       ---------------------

11. INDEPENDENT CONTRACTOR STATUS. The relationship of the Bank and Affiliate under this agreement is that of independent contractors. Nothing in this agreement shall be construed as constituting a partnership, joint venture or agency between the parties hereto.


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12.   NO ASSIGNMENT OR SUBCONTRACTING. This agreement is not assignable in whole or in part by either party without the other party's prior written consent. Any attempted assignment without such consent will be null and void.

13. SUCCESSORS. Subject to the restrictions on assignment set forth above, this agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

14. AUTHORITY. Each party represents and warrants that it has the full right, power and authority to enter into and perform this agreement in accordance with its terms and that the execution and delivery of this agreement have been duly authorized by proper corporate action.

15. WAIVER. Either party may delay enforcing its rights under this agreement without losing them. Any waiver must be in writing and shall not be deemed a waiver of other rights or of the same right at another time.

16. COMPLIANCE WITH LAWS AND REGULATIONS. Each party agrees that it will obtain all licenses and other governmental authorizations and approvals required for the performance of its obligations under this agreement, and that it will perform its obligations in accordance with all applicable federal, state and local laws, rules and regulations now or hereafter in effect.

17. GOVERNING LAW. To the extent this agreement is subject to the laws of any state, it will be governed by and construed in accordance with the laws of California, without regard to its conflict of law provisions.

18. ENTIRE AGREEMENT. This agreement constitutes the only agreement between the parties with respect to its subject matter and supersedes all prior negotiations and understandings between the parties. Unless otherwise agreed, the terms of this agreement will govern the service and employee sharing arrangements between the parties.

19. ARM'S LENGTH AGREEMENT. The parties acknowledge that the terms of this agreement are substantially the same as, or at least as favorable to the Bank, as those prevailing at the time for comparable transactions with or involving nonaffiliated companies or, in the absence of comparable transactions, on terms and under circumstances at least as favorable to Bank that in good faith would be offered or applied to nonaffiliated companies.

20. MODIFICATION. This agreement may not be amended or modified except in a written document signed by both parties.

21. SEVERABILITY. If any provision of this agreement is determined to be illegal, unenforceable or void, this agreement shall be construed as if not containing that provision, and the rest of the agreement shall remain in full force and effect.

      If any provision of this agreement or any other agreement incorporating this agreement is determined to violate Federal Reserve Act Section 23A or 23B, the parties agree to


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      amend the provision, nunc pro tunc, in a manner which brings it into compliance with the law.

22. FORCE MAJEURE. Neither party will be liable for a delay in performance or a failure to perform any obligation under this agreement to the extent that the delay or failure is due to causes beyond its reasonable control, acts of God, labor disputes, governmental regulations or orders, civil disturbances, war conditions, fires, or a failure by the other party to satisfy its obligations under this agreement.

23. NO THIRD PARTY BENEFICIARIES. Nothing in this agreement shall be construed to confer any right or benefit on any person who is not a party to this agreement.

24. TERMINATION. Either party may terminate this agreement or any service provided in connection with this agreement:

      (a) upon 60 days' prior written notice to the other party (unless the parties agree to a longer period of notice);

      (b) immediately upon written notice to the other party if it materially breaches this agreement;

      (c) upon written notice to the other party if the other party fails to cure any nonmaterial breach of this agreement within 30 days of its receipt of notice of the breach;

      (d) immediately upon written notice to the other party in the event the other party becomes the subject of a bankruptcy, insolvency, reorganization, dissolution, liquidation of debt, receivership, conservatorship or other similar proceeding under federal or state bankruptcy, debtors relief, securities, bank regulatory or other law; or

      (e) immediately upon notice to the other party if the other party suspends its business, becomes insolvent, or transfers a substantial portion of its property or business.

If this agreement terminates, each party will promptly deliver to the other party all data, files, records and documents maintained by it on behalf of the other party under this agreement, and shall fully cooperate in the transfer of any servicing functions pursuant to this agreement to the other party or its designated agent. If this agreement is terminated for any reason other than (a), above, or the mutual agreement of the parties, the terminating party shall be reimbursed for its reasonable conversion costs (if any) by the other party. Sections 7, 8 and 9 shall survive the termination of this agreement.


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NARA BANK, N.A.                                       Date:
                                                            --------------------

By:
    --------------------------------------
Its:
     -------------------------------------


NARA BANCORP, INC.                          Date:
"Affiliate"                                       --------------------


By:
    --------------------------------------
Its:
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